Exhibit 99.1

Vignette Reports First Quarter 2003 Financial Results

Exceeds Total Revenue and Non-GAAP Earnings Per Share Estimates

Completes Successful Integration of Epicentric Acquisition

AUSTIN, TX – April 23, 2003 – Vignette Corporation today announced financial results for the first quarter ended March 31, 2003. Total revenue for the first quarter of 2003 was $40.8 million with license revenue representing $16.5 million of total revenue. On a non-GAAP basis, Vignette’s operating loss was $5.4 million and net loss was $4.6 million or $(0.02) per share. On a GAAP basis, Vignette’s operating loss for the first quarter was $8.3 million and net loss was $7.5 million or $(0.03) per share. A reconciliation of non-GAAP and GAAP numbers is attached at the end of this release.

“I am once again pleased with the performance of our team in what remains a challenging environment,” said Thomas E. Hogan, President and Chief Executive Officer of Vignette. “While many competitors struggled with the economic and geopolitical environment, Vignette exceeded revenue and EPS guidance for the third consecutive quarter. We are executing as planned and are on-track with our third quarter commitment to profitability. Our results also contain important empirical validation of our acquisition of Epicentric as our average deal size jumped 39% sequentially and revenue contributions from Vignette Portal Suites exceeded our expectations. The combination of our content, portal and workflow assets are delivering important value to customers in their drive to build and deliver enterprise Web applications.”

TECHNOLOGY LEADERSHIP

In the first quarter of 2003, Vignette shipped significant additions and enhancements to its Vignette V7 family of products. The Company announced a series of products that help organizations reduce the time, cost and complexity of delivering and managing Web applications. The Vignette V7 portfolio of products leverages the Company’s acknowledged market leadership in both content management and portal solutions, and delivers comprehensive out-of-the-box application and integration functionality.

•	Vignette Content Management Suites are pre-built, highly configurable content management applications available in three tiers: Vignette Content Management Group Suite, Vignette Content Management Business Suite and Vignette Content Management Enterprise Suite, all designed to dramatically reduce the time and resources required to build, manage and deploy scalable Web sites and portals.

•	Vignette Portal Suites integrate Epicentric portal technology into the Vignette V7 product family to allow business users to quickly create, manage and deploy Web applications and portals through an integrated solution, reducing time and costs associated with portal launch and management. Vignette Portal Suites are also available in three tiers: Vignette Portal Group Suite, Vignette Portal Business Suite and Vignette Portal Enterprise Suite.

•	Vignette Application Builder accelerates composite application development by graphically creating and delivering custom business applications as portlets for the Vignette Application Portal. Organizations can rapidly deliver customized user interfaces, shorten development times and unify access to disparate back-end applications for users.

•	Vignette Dialog powers multiple touch point, multiple step relationship programs while tracking interactions, enabling organizations to gain valuable knowledge about individual behaviors and preferences, which in turn is applied to deliver information targeted to an individual’s interests. Leveraging intellectual property acquired from Revenio in late 2002, Vignette Dialog expands the company’s market footprint in collaboration applications.

•	Vignette Application Suites integrate content management and portal technology, which provides a suite of applications and software services that combine, at graduated levels, content management, enterprise information integration, collaboration, portal management, business intelligence and business process management. Delivering the promised benefits of the Epicentric acquisition, Vignette Applications Suites can be managed through an integrated console, reducing complexity and costs of managing enterprise Web applications.

CUSTOMERS

New customers added during the quarter included Athy Enterprises, Banco de Espana, Carnegie Mellon University, Mobitel, and Simon Property Group L.P. The Company also recognized follow-on orders from existing customers including American National Red Cross, Deloitte and Touche Tohmatsu Services, Inc., Electronic Data Systems Corporation, Hyperion, Nokia, Organisation for Economic Co-operation and Development, United Healthcare, and the US Department of State.

PARTNERS

In March, the Company also announced certification of the Vignette V7 family of products for IBM hardware and software solutions. When combined with IBM’s robust application infrastructure and hardware, the Vignette V7 family of products allows organizations to deploy enterprise Web applications that leverage and protect investments in enterprise applications, databases, application servers, security and operating systems and enables more powerful Web applications that deliver the right information to the user when and where it is needed.

CONFERENCE CALL DETAILS

Vignette will host a conference call and live Web cast regarding first quarter 2003 financial results today at 5 p.m. EDT. To access the Web cast, visit the Investor Relations section of the corporate Web site.

If you are not able to access the live Web cast, dial-in information is as follows:

Toll number:	(612) 326-1003
Access Code:	680353

The Web cast and conference call will be archived and available for replay from April 23, 2003, at 8:30 p.m. EDT to April 28, 2003, at 8:30 p.m. EDT. The replay information is as follows:

Toll-free number:	(800) 475-6701
International number:	(320) 365-3844
Access Code:	680353

About Vignette Corporation

Vignette Corporation (Nasdaq: VIGN) enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing enterprise Web applications. Vignette powers the Web applications of more than 1,600 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com/ .

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this earnings release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, market growth and competition. All forward-looking statements included in this earnings release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could contribute to such differences include overall trends affecting the growth of e-business, the Internet and the economy; political and economic uncertainty arising out of the terrorist attacks; fluctuations in quarterly operating results due to competition, the length of our sales cycles, customer-timing decisions, general economic conditions or other factors; meeting Nasdaq’s National Market listing requirements; our ability to continue to develop new products and services to meet the rapid competitive cycles of our industry; our ability to maintain the growth in the number of trained third-party consultants; our ability to recognize recurring revenue from our existing customers; our ability to continue to develop a professional services business; our ability to successfully complete the implementation of our business restructuring efforts; our ability to attract and retain key talent; and our ability to integrate acquisitions successfully. These and other factors are described in our filings with the SEC, including our report on Form 10-K for the year ended December 31, 2002.

© 2003 Vignette Corp.

Vignette is a registered trademark of Vignette Corp.

All other names are the trademarks of their respective companies.

# # #

CONTACTS

Investor Contacts:
Charles Sansbury	Kellie Nugent
Chief Financial Officer	Manager, Investor Relations
(512) 741-4400P	(512) 741-4541P
csansbury@vignette.com	knugent@vignette.com

Press Contacts:
Alison Raffalovich	Jim Hahn
Director, Corporate Communications	Manager, Corporate Communications
(512) 741-1214	(512) 741— 4871
alison.raffalovich@vignette.com	jhahn@vignette.com

VIGNETTE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$282,115	$307,754
Accounts receivable, net	22,806	28,817
Prepaid expenses and other current assets	4,737	4,044

Total current assets	309,658	340,615

Property and equipment, net	20,099	23,500

Investments	13,691	13,652
Intangible assets, net	42,219	44,630
Other assets	1,499	2,215

Total assets	$387,166	$424,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$53,435	$77,647
Deferred revenue	38,820	41,644
Current portion of capital lease obligation	248	324
Other current liabilities	4,866	6,375

Total current liabilities	97,369	125,990

Deferred revenue, less current portion	3,162	2,650
Other long-term liabilities, less current portion	26,817	30,120

Total liabilities	127,348	158,760

Stockholders’ equity	259,818	265,852

Total liabilities and stockholders’ equity	$387,166	$424,612

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended March 31,
	2003	2002
	(Unaudited)

Revenue:
Product license	$16,451	$20,491
Services	24,345	25,888

Total revenue	40,796	46,379

Cost of revenue:
Product license	553	826
Amortization of acquired technology	800	—
Services	10,465	13,082

Total cost of revenue	11,818	13,908

Gross profit	28,978	32,471

Operating expenses:
Research and development	12,109	13,949
Sales and marketing	18,228	28,989
General and administrative	4,801	6,627
Purchased in-process research and development, acquisition-related and other charges	1,142	—
Business restructuring charges	—	13,808
Amortization of deferred stock compensation	377	709
Amortization of intangible assets	609	7,633

Total operating expenses	37,266	71,715

Loss from operations	(8,288)	(39,244)

Other income, net	1,035	1,687

Loss before income taxes	(7,253)	(37,557)

Provision for income taxes	294	390

Net loss	$(7,547)	$(37,947)

Basic and diluted net loss per share	$(0.03)	$(0.15)

Shares used in computing basic and diluted net loss per share	251,230	247,220

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – NON-GAAP

(in thousands, except per share data)

	Quarter Ended March 31,
	2003	2002
	(Unaudited)

Revenue:
Product license	$16,451	$20,491
Services	24,345	25,888

Total revenue	40,796	46,379
Cost of revenue:
Product license	553	826
Services	10,465	13,082

Total cost of revenue	11,018	13,908

Non-GAAP gross profit (1)	29,778	32,471

Operating expenses:
Research and development	12,109	13,949
Sales and marketing	18,228	28,989
General and administrative	4,801	6,627

Total operating expenses	35,138	49,565

Non-GAAP loss from operations (1)(2)	(5,360)	(17,094)

Other income, net	1,035	1,687

Non-GAAP loss before income taxes (1)(2)	(4,325)	(15,407)

Provision for income taxes	294	390

Non-GAAP net loss (1)(2)	$(4,619)	$(15,797)

Non-GAAP basic and diluted net loss per share (1)(2)	$(0.02)	$(0.06)

Shares used in computing non-GAAP basic and diluted net loss per share	251,230	247,220

Supplemental Data (1)(2):

(1) For the quarter ended March 31, 2003, excludes amortization of technology acquired in the Epicentric, Inc. business acquisition ($0.8M).

(2) For the quarters ended March 31, 2003 and 2002, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($1.1M and $0); (b) business restructuring charges ($0 and $13.8M); (c) amortization of deferred stock compensation ($0.4M and $0.7M); and (d) amortization of intangible assets ($0.6M and $7.6M).